UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Sixth Floor
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On July 17, 2012, Car Charging Group, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Company entered into a letter of intent with 350Green, LLC (“350Green”) for the acquisition of 350Green by the Company.  The completion of the acquisition will be dependent upon the satisfactory completion of due diligence, the execution of definitive transaction agreements, receipt of all necessary government approvals and material third-party consents and other conditions. To date no definitive agreement has been entered into by the parties and it is possible that the parties will not finalize such an agreement at all. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01            Financial Statement and Exhibits.

d)  Exhibits

Exhibit Number	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2012

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer